                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                 STELLENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 STELLENT, INC.
                           7777 GOLDEN TRIANGLE DRIVE
                             EDEN PRAIRIE, MN 55344
                                 (952) 903-2000

                                 July 30, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Stellent, Inc. to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, commencing at 3:30 p.m., Central Daylight Time, on Wednesday, September 4, 2002.

     The Secretary's Notice of Annual Meeting and the Proxy Statement, that follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest regarding the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          [Vernon F. Hanzlik]
                                          Vernon F. Hanzlik
                                          Chief Executive Officer and President

                                 STELLENT, INC.
                           7777 Golden Triangle Drive
                         Eden Prairie, Minnesota 55344
        ---------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
        ---------------------------------------------------------------

TO THE SHAREHOLDERS OF STELLENT, INC.:

     Please take notice that the Annual Meeting of Shareholders of Stellent, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, MN 55343 at 3:30 p.m. on Wednesday, September 4, 2002, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors.

     2. To approve the amendment and restatement of the Stellent, Inc. 1997 Director Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares.

     3. To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2003.

     4. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on July 24, 2002, will be entitled to vote at the meeting or any adjournments thereof.

A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          STELLENT, INC.

                                          [Gregg A. Waldon]
                                          Gregg A. Waldon
                                          Chief Financial Officer and Secretary

Dated: July 30, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                                       OF
                                 STELLENT, INC.
                           7777 Golden Triangle Drive
                         Eden Prairie, Minnesota 55344

        ---------------------------------------------------------------

                   Annual Meeting of Shareholders to be Held
                          Wednesday, September 4, 2002

        ---------------------------------------------------------------

                                  INTRODUCTION

     The Board of Directors of Stellent, Inc. (the "Company") furnishes this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of the Shareholders to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on September 4, 2002 at 3:30 p.m., and at any adjournment thereof.

     All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted (i) for the election of the nominees for director named herein, (ii) in favor of approval of the amendment and restatement of the 1997 Director Stock Plan and (iii) in favor of ratification of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending March 31, 2003, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

     Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present and entitled to vote is required for the election of each nominee to the Board of Directors of the Company (the "Board") and for approval of each proposal included in this Proxy Statement. For this purpose, a shareholder who abstains with respect to a proposal is considered to be present and entitled to vote on such proposal at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a proposal shall not be considered present and entitled to vote on such proposal.

     The Board has fixed the close of business on July 24, 2002 (the "Record Date") as the date for determining the holders of outstanding shares of its common stock entitled to notice of, and to vote at, the meeting. On that date, there were 22,400,330 shares of the Company's common stock issued and outstanding. Each such share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about July 30, 2002.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Nominating Committee proposed to the Board for election the nominees listed below:

ROBERT F. OLSON, age 46, founded our business and has served as the Chairman of the Board of the Company and the predecessor company since 1990. He also served as our Chief Executive Officer from October 2000 to July 2001, and as our President, Chief Executive Officer and Chairman of the Board from 1990 to October 2000. From 1987 to 1990, he served as the General Manager of the Greatway Communications Division of Anderberg-Lund Printing Company, an electronic publishing sales and service organization. Prior to that time, Mr. Olson held management and marketing positions in several electronic publishing service organizations.

VERNON J. HANZLIK, age 44, has served as our Chief Executive Officer since July 2001, as our President since October 2000, as our Vice President of Sales from October 1999 to September 2000, as our Vice President of Strategic Development from April 1999 to October 1999 and as our Vice President, Product Marketing from June 1996 to April 1999. Prior to that time, Mr. Hanzlik held marketing and application consulting positions with Lee Data Corporation, a computer hardware manufacturer.

MICHAEL W. FERRO, JR., age 35, has served as a director of the Company since July 2001. He founded and has served as Chief Executive Officer and Chairman of the Board of Directors of Click Commerce, Inc., an internet commerce software company, since its inception in August 1996. Prior to founding Click Commerce, Mr. Ferro founded Chem-Roof, a provider of chemical treatment to cedar roofs, in 1988. Mr. Ferro also served as president of the Earthwood Care division of Pettibone Corporation, a multinational equipment manufacturer, from 1992 to 1994 after the sale of Chem-Roof to Pettibone in 1992. Mr. Ferro is also the founder and Chairman of the Board of Directors of WarrantyCheck.com, Inc.

KENNETH H. HOLEC, age 47, has served as a director of the Company since February 1998. Mr. Holec has served as the interim President and Chief Executive Officer of PeopleClick, Inc. since January 2002. He served as President and Chief Executive Officer of ShowCase Corporation, a supplier of data warehousing systems, from November 1993 to February 2001. From 1985 to 1993, Mr. Holec served as President and Chief Executive Officer of Lawson Associates, Inc., a developer of financial and human resource management software products. Mr. Holec is also a director of Cysive, Inc. and SPSS Inc.

RAYMOND A. TUCKER, age 57, has served as a director of the Company since November 2001. He has served as Senior Vice President and Chief Financial Officer for H.B. Fuller Company since June 1999. Mr. Tucker was previously employed with Bayer Corporation serving as their Senior Vice President from 1997 to 1999; its Vice President of Finance and Administration for the Industrial Chemicals Division from 1992 to 1997; its Business Director of Enamels and Ceramics from 1989 to 1991; its Business Manager of Inorganic Chemicals from 1987 to 1988 and its Controller and Manager of Administration for the Industrial Chemicals Division from 1978 to 1986.

STEVEN C. WALDRON, age 53, has served as a director of the Company since February 1998. He served as President and Chief Executive Officer of SPS Commerce, Inc., a provider of e-commerce software and transaction processing services, from November 1997 to March 2001. From 1992 to March 1995, he was President of Innovex, Inc., a diversified technology company. Prior to that time, Mr. Waldron served as President and Chief Executive Officer of Norstan, Inc., a supplier of telecommunications hardware and software, which he co-founded.

     None of the above nominees is related to any other nominee or to any executive officer of the Company.

     If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board.

THE BOARD AND ITS COMMITTEES

     The Board met eight times and took action, by written action in lieu of a meeting, twice during the year ended March 31, 2002.

     Each director attended more than 75 percent of the meetings of the Board and Board committees on which he serves.

     Members of the Board who are not employees of the Company are eligible to receive stock option grants under the Company's 1997 Director Stock Option Plan. Options for 30,000 shares of Common Stock were granted to each of Messrs. Ferro Jr. and Tucker under the plan during the fiscal year ended March 31, 2002. Options for 10,000 shares of Common Stock were granted to each of Messrs. Holec and Waldron under the plan during the fiscal year ended March 31, 2002.

     The Board has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee. Following is a description of the functions performed by these committees.

Audit Committee

     In accordance with its Charter, the Company's Audit Committee consists of three independent non-employee directors. The Audit Committee currently consists of Messrs. Tucker, as chairman, Holec and Waldron. All members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Audit Committee oversees the Company's financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent accountants and selecting and appointing the independent accountants. The Audit Committee met twice during the year ended March 31, 2002. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Board in August 2000, and amended and restated on May 30, 2001.

                         REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is one of oversight of the Company's management and outside auditors in regard to the Company's financial reporting and internal controls with respect to accounting and financial reporting. By its Charter, the Audit Committee consists of three independent non-employee directors. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements as of and for the fiscal year ended March 31, 2002 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees; (iii) received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent auditors their independence from the Company and has considered the compatibility of non-audit services with the auditors' independence.

     Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Raymond A. Tucker, Chairman
                                          Steven C. Waldron
                                          Kenneth H. Holec

Compensation and Stock Option Committee

     The Company also maintains a Compensation and Stock Option Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. The members of the Compensation and Stock Option Committee are Messrs. Ferro Jr., as chairman, Holec and Waldron. The Compensation and Stock Option Committee acted four times, by written action, during the year ended March 31, 2002.

Nominating Committee

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof. The Nominating Committee members are Messrs. Holec, as chairman, Waldron and Ferro Jr. The Nominating Committee met once during the year ended March 31, 2002. The Nominating Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. Shareholders who wish to suggest qualified candidates should write to: Stellent, Inc., 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344, Attention: Nominating Committee, c/o Secretary. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

                             PRINCIPAL SHAREHOLDERS

     The Company has outstanding one class of voting securities, common stock, $0.01 par value, of which 22,400,330 shares were outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth, as of July 24, 2002, certain information regarding the beneficial ownership of shares of common stock by each director of the Company, each nominee for director, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                 NUMBER OF SHARES       PERCENTAGE OF
                  NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED    OUTSTANDING SHARES
                  ------------------------                      ------------------    ------------------
Robert F. Olson(1)                                                  2,255,764                10.1
Van Wagoner Capital Management, Inc.(2)                             1,743,350                 7.8
Arbor Capital Management(3)                                         1,731,500                 7.7
Rick D. Leggott(3)                                                  1,731,500                 7.7
Van Wagoner Funds, Inc.(2)                                          1,622,000                 7.2
T. Rowe Price Associates, Inc.(4)                                   1,263,800                 5.6
Pilgrim Baxter & Associates, LLC(5)                                 1,220,700                 5.4
Vernon J. Hanzlik(6)                                                  191,659                   *
Scott D. Norder(7)                                                    167,498                   *
Robin L. Pederson(7)                                                  114,061                   *
Daniel P. Ryan(8)                                                      68,124                   *
Gregg A. Waldon(9)                                                    101,874                   *
Michael W. Ferro, Jr.(7)                                               18,333                   *
Kenneth H. Holec(10)                                                  118,648                   *
Raymond A. Tucker(7)                                                   18,333                   *
Steven C. Waldron(7)                                                   28,333                   *
All directors and executive officers as a group (13
  persons)(11)                                                      3,251,232                14.5

-------------------------
  *  Less than 1%.

 (1) Includes 85,714 shares owned by Mr. Olson's spouse, of which Mr. Olson disclaims beneficial ownership. Mr. Olson's address is 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

 (2) Based on information reported to the Securities and Exchange Commission (the "Commission") in a Schedule 13G filed by Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. on February 8, 2002. The principal business address of Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. is 345 California Street, Suite 2450, San Francisco, California 94104. Van Wagoner Capital Management, Inc. has neither sole nor shared voting power with respect to any of the shares, but has sole investment power with respect to all of the shares. Van Wagoner Funds, Inc. has sole voting power with respect to all of the shares, but has neither sole nor shared investment power with respect to any of the shares. Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. share beneficial ownership over the same 1,622,000 shares.

 (3) Based on information reported to the Commission in a Schedule 13G filed by Arbor Capital Management, LLC ("Arbor Capital") and Rick D. Leggott on February 8, 2002. The principal business address of Arbor Capital and Mr. Leggott is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402. Arbor Capital has sole voting power with respect to 1,474,300 shares and sole investment power with respect to all of the shares. Mr. Leggott joined Arbor Capital in filing the Schedule 13G because, as a result of his position with and ownership of securities of Arbor Capital, Mr. Leggott could be deemed to have voting and/or investment power with respect to the shares beneficially owned by Arbor Capital.

 (4) Based on information reported to the Commission in a Schedule 13G filed by
     T. Rowe Price Associates, Inc. on February 22, 2002. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 226,800 shares and sole investment power with respect to all of the shares.

 (5) Based on information reported to the Commission in a Schedule 13G/A filed by Pilgrim Baxter & Associates, Ltd. on February 13, 2002. The principal business address of Pilgrim Baxter & Associates, Ltd. is 1400 Liberty Ridge Drive, Wayne, Pennsylvania 19087-5593. Pilgrim Baxter & Associates, Ltd. has sole voting power with respect to 1,205,800 shares and sole investment power with respect to all of the shares.

 (6) Includes 159,909 shares issuable upon exercise of options and includes 5,000 shares owned by Mr. Hanzlik's spouse.

 (7) Represents shares issuable upon exercise of options.

 (8) Includes 58,124 shares issuable upon exercise of options.

 (9) Includes 91,874 shares issuable upon exercise of options.

(10) Includes 875 shares owned by Mr. Holec's spouse and 9,440 shares owned by Mr. Holec's children.

(11) Includes the shares issuable upon exercise of the options described in the footnotes above.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the compensation for each of the last three fiscal years of each person who served as the Company's Chief Executive Officer in the fiscal year ended March 31, 2002 and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 31, 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                     ANNUAL COMPENSATION      SECURITIES
                                          FISCAL    ---------------------     UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION           YEAR     SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)(6)
     ---------------------------          ------    ---------    --------     ----------     ------------------
Robert F. Olson                            2002      162,500      12,500            --              3,625
  Chairman of the Board and                2001      200,000      25,000            --             17,280
  Chief Executive Officer(1)               2000      199,533       6,250            --              4,146
Vernon J. Hanzlik                          2002      210,833      85,000       110,000              6,583
  President and                            2001      190,000     100,000       100,000              6,664
  Chief Executive Officer(2)               2000      145,833      55,394       100,000              1,654
Gregg A. Waldon                            2002      165,000      40,000        60,000             13,913
  Chief Financial Officer,                 2001      150,000      40,000        50,000             19,142
  Treasurer and Secretary                  2000      125,000      38,000       125,000              6,704
Scott D. Norder(3)                         2002      200,000      75,000        60,000              3,758
  President, SCD Division                  2001      128,077     205,500       225,000              7,461
                                           2000          N/A         N/A           N/A                N/A
Robin L. Pederson(4)                       2002      175,000      87,500        35,000              5,833
  Vice President of                        2001      120,705      25,000       300,000              2,558
  Worldwide Sales                          2000          N/A         N/A           N/A                N/A
Daniel P. Ryan(5)                          2002      175,000      45,000        60,000              5,847
  Senior Vice President of Corporate       2001      165,000      60,000        50,000              5,122
  and Business Development                 2000      132,167      37,500       150,000                 --

-------------------------
(1) Mr. Olson served as Chief Executive Officer until Mr. Hanzlik assumed that role on July 26, 2001.

(2) Mr. Hanzlik assumed the role of Chief Executive Officer on July 26, 2001.

(3) Mr. Norder joined the Company July 10, 2000 and left the company on April 12, 2002.

(4) Mr. Pederson joined the Company July 24, 2000 and left the company on April 17, 2002.

(5) Mr. Ryan joined the Company April 22, 1999.

(6) Represents term life insurance premiums, vehicle allowances, and 401(k) contributions.

     The following table provides certain information concerning grants of stock options during the fiscal year ended March 31, 2002 to the Named Executive Officers. In accordance with the rules of the Commission, the table sets forth the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of five percent and ten percent, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the common stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               % OF                                        POTENTIAL VALUE AT ASSUMED
                            NUMBER OF        OPTIONS                                         ANNUAL RATES OF STOCK
                              SHARES        GRANTED TO                                         PRICE APPRECIATION
                            UNDERLYING      EMPLOYEES       EXERCISE                           FOR OPTION TERM(1)
                             OPTIONS        IN FISCAL       PRICE PER      EXPIRATION      --------------------------
                            GRANTED(#)      YEAR 2001       SHARE($)          DATE           5%($)           10%($)
                            ----------      ----------      ---------      ----------      ----------      ----------
Robert F. Olson                   --            --               --                --             --              --
Vernon J. Hanzlik             25,000(2)        1.1           17.125        04/03/2011        697,371       1,110,446
                              10,000(3)        0.5           17.125        04/03/2011        278,948         444,178
                              75,000(4)        3.4           13.590        10/01/2011      1,660,251       2,643,672
Gregg A. Waldon               25,000(2)        1.1           17.125        04/03/2011        697,371       1,110,446
                              10,000(3)        0.5           17.125        04/03/2011        278,948         444,178
                              25,000(5)        1.1           13.590        10/01/2011        553,417         881,224
Scott D. Norder               25,000(2)        1.1           17.125        04/03/2011        697,371       1,110,446
                              10,000(3)        0.5           17.125        04/03/2011        278,948         444,178
                              25,000(5)        1.1           13.590        10/01/2011        553,417         881,224
Robin L. Pederson             10,000(3)        0.5           17.125        04/03/2011        278,948         444,178
                              20,000(5)        0.9           13.590        10/01/2011        442,734         704,979
                               5,000(6)        0.2           13.590        10/01/2011        110,683         176,245
Daniel P. Ryan                25,000(2)        1.1           17.125        04/03/2011        697,371       1,110,446
                              10,000(3)        0.5           17.125        04/03/2011        278,948         444,178
                              25,000(5)        1.1           13.590        10/01/2011        553,417         881,224

-------------------------
(1) The potential realizable value is based on the term of the option at the time of grant (ten years) and on the assumption that the fair value of the common stock appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price.

(2) Except as noted below, the listed options become exercisable with respect to one-fourth of the shares covered thereby on each of the first four anniversaries of the date of grant. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of a (i) dissolution or liquidation of the Company, (ii) merger, consolidation or other reorganization involving the Company where the Company is not the surviving entity, or (iii) an event changing control of the Company (as defined in the Company's incentive plans), the listed options will become exercisable in full.

(3) The listed options became exercisable with respect to one-half immediately upon date of grant, and the remaining one-half became exercisable on June 30, 2001 upon the attainment of internal revenue targets, as described in the option agreement. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(4) Except as noted below, the listed option becomes exercisable with respect to one-third on March 31, 2002, one-third on March 31, 2003 and one-third on March 31, 2004. The option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of a (i) dissolution or liquidation of the Company, (ii) merger, consolidation or other reorganization involving the Company where the Company is not the surviving entity, or (iii) an event changing control of the Company (as defined in the Company's incentive plans), the listed options will become exercisable in full.

(5) Except as noted below, the listed options become exercisable with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of a (i) dissolution or liquidation of the Company, (ii) merger, consolidation or other reorganization involving the Company where the Company is not the surviving entity, or (iii) an event changing control of the Company (as defined in the Company's incentive plans), the listed options will become exercisable in full.

(6) The listed option became exercisable with respect to one-half of the shares covered thereby on December 31, 2001 upon the attainment of internal revenue targets for the December quarter and the remaining one-half of the shares covered will become exercisable on October 1, 2010. The option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of a (i) dissolution or liquidation of the Company, (ii) merger, consolidation or other reorganization involving the Company where the Company is not the surviving entity, or (iii) an event changing control of the Company (as defined in the Company's incentive plans), the listed options will become exercisable in full.

     The following table summarizes option exercises during the year ended March 31, 2002 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of March 31, 2002, the end of the Company's last fiscal year:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SHARES
                                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                      OPTIONS AT               IN-THE-MONEY OPTIONS AT
                              SHARES                              FISCAL YEAR END(#)            FISCAL YEAR END($)(2)
                            ACQUIRED ON        VALUE         ----------------------------    ----------------------------
                             EXERCISE      REALIZED($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                            -----------    --------------    -----------    -------------    -----------    -------------
Robert F. Olson                   --               --               --              --              --              --
Vernon J. Hanzlik             25,000          847,200          119,285         216,250         420,015          45,225
Gregg A. Waldon               25,000          840,375           43,750         151,250          69,075         191,875
Scott D. Norder                5,000           84,615          125,832         154,168              --              --
Robin L. Pederson             14,376          176,228           91,874         194,375              --              --
Daniel P. Ryan                15,000          398,720           35,000         120,000          57,562          95,937

-------------------------
(1) Calculated on the basis of the fair market value of the underlying shares of common stock on the date of exercise minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying shares of common stock at March 28, 2002, as reported by The Nasdaq National Market, of $9.63 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of March 31, 2002 for compensation plans under which equity securities may be issued.

                                                       (A)                  (B)                   (C)
                                                -----------------    -----------------    --------------------
                                                                                          NUMBER OF SECURITIES
                                                    NUMBER OF                             REMAINING AVAILABLE
                                                SECURITIES TO BE                          FOR FUTURE ISSUANCE
                                                   ISSUED UPON       WEIGHTED-AVERAGE         UNDER EQUITY
                                                   EXERCISE OF       EXERCISE PRICE OF     COMPENSATION PLANS
                                                   OUTSTANDING          OUTSTANDING            (EXCLUDING
                                                OPTIONS, WARRANTS    OPTIONS, WARRANTS    SECURITIES REFLECTED
               PLAN CATEGORY                       AND RIGHTS           AND RIGHTS           IN COLUMN (A))
               -------------                    -----------------    -----------------    --------------------
Equity Compensation Plans Approved by
  Security Holders                                  3,432,758             $23.46                 1,091,791(1)
Equity Compensation Plans Not Approved by
  Security Holders                                  2,978,009             $27.03                   223,598(2)
Total                                               6,410,767             $25.12                 1,315,389

-------------------------
(1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an option, warrant or right, as follows: 208,915 shares under the 1994-1997 Stock Option Plan, 100,000 shares under the 1997 Director Stock Option Plan, and 782,876 under the 2000 Stock Incentive Plan.

(2) Includes securities available for future issuance under non-shareholder approved compensation plans other than upon the exercise of an option, warrant or right, as follows: 159,850 shares under the 1999 Stock Option Plan, 10,625 shares under the InfoAccess, Inc. 1995 Stock Option Plan, (which are shares that have been returned to the plan due to cancellations but that are not available for future grants) and 53,123 under the 2000 Employee Stock Incentive Plan.

           EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

STELLENT, INC. 1999 EMPLOYEE STOCK OPTION AND COMPENSATION PLAN

     In November 1999, the Board adopted the 1999 Employee Stock Option and Compensation Plan (the "1999 Plan"). The 1999 Plan has not been approved by the shareholders of the Company.

     Shares Subject to the 1999 Plan. As of March 31, 2002, 840,000 shares of the Company's common stock were subject to outstanding awards granted and 160,000 shares remained available for future award grants under the 1999 Plan. If any award granted pursuant to the 1999 Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the 1999 Plan. The number of shares available for future grant and previously granted but unexercised awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

     Plan Administration. The 1999 Plan is administered by a committee of two or more members of the Board or if the Board has not designated a committee, the Board will constitute the committee and administer the 1999 Plan.

     Eligibility. All employees of the Company and its subsidiaries who are not also officers or directors of the Company, and consultants to the Company or its subsidiaries, are eligible to receive awards under the 1999 Plan.

     Incentive and Non-Statutory Stock Options. Both incentive stock options and non-statutory stock options may be granted under the terms of the 1999 Plan. However, since the 1999 Plan has not been approved by the Company's shareholders, under the Internal Revenue Code of 1986, as amended, incentive stock options may not be granted under the 1999 Plan. The exercise price of an option is determined by the committee. The exercise price may not be less than 100% of the fair market value, as defined in the 1999 Plan, of the Company's common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, provided that the term shall not exceed ten years and one day from the date of grant. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, uncertified or certified check, bank draft, by delivery of shares of Company common stock having a fair market value on the date the option is exercised equal to all or any part of the option price of the stock being purchased, by instructing the Company to withhold from the shares of common stock issuable upon exercise of the stock option shares having fair market value on the date the option is exercised equal to all or any part of the option price of the stock being purchased or any other manner authorized by the committee.

     Stock Appreciation Rights. A stock appreciation right may be granted under the 1999 Plan with or without reference to any related stock option. The recipient of a stock appreciation right receives, without payment to the Company, a number of shares of common stock, cash or any combination thereof, the amount of which is determined by dividing: (x) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount by which the fair market value of the shares on the exercise date exceeds the purchase price of shares of common stock under the related stock option or, if there is no related stock option, an amount determined by the committee at the time of grant, by (y) the fair market value of a share of common stock on the exercise date.

     Performance Shares. A performance share consists of an award that is paid in shares of common stock. Performance shares entitle the recipient to payment in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. Performance shares may be subject to additional terms and conditions as determined by the committee.

     Restricted Stock and Other Stock-Based Awards. The committee may grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine. To enforce the restrictions imposed by the committee, a recipient must enter into an agreement with the Company setting forth the conditions of the grant.

     Acceleration of Awards, Lapse of Restrictions, Forfeiture. The committee may provide in a recipient's agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance shares is determined in the event of a fundamental change in the corporate structure of the Company, or the replacement of the majority of the Board members within a period of less than two years by directors not nominated and approved by the Board, or, upon a change of control of the Company or a recipient's death, disability or retirement. Options and stock appreciation rights automatically vest upon death or disability, unless otherwise provided in a recipient's agreement, or upon the occurrence of a change in control of the Company. If a recipient's employment or other relationship with the Company or its affiliates is terminated for any reason other than death or disability, then any unexercised portion of such recipient's award will generally be forfeited, except as provided in the 1999 Plan or such recipient's agreement or by the committee.

     Adjustments, Modifications, Termination. The 1999 Plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the limitations on the number and type of securities that may be issued to an individual recipient, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding awards of performance shares upon mergers, recapitalizations, stock dividends, stock splits or similar changes affecting the Company. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee. The 1999 Plan also gives the Board the right to terminate, suspend or modify the 1999 Plan. Amendments to the 1999 Plan are subject to shareholder approval, however, if needed to comply with applicable laws or regulations. The committee may generally also alter or amend any agreement covering an award granted under the

1999 Plan to the extent permitted by law. Under the 1999 Plan, the committee generally may cancel outstanding stock options and stock appreciation rights in exchange for the payment of cash or other consideration to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges or similar events involving the Company.

STELLENT, INC. 2000 EMPLOYEE STOCK INCENTIVE PLAN

     In May 2000, the Board adopted the 2000 Employee Stock Incentive Plan (the "2000 Employee Plan"). The Plan was amended in October 2001. The 2000 Employee Plan has not been approved by the shareholders of the Company.

     Shares Subject to the 2000 Employee Plan. As of March 31, 2002, 2,247,000 shares of the Company's common stock were subject to outstanding awards granted and 53,000 shares remained available for future award grants under the 2000 Employee Plan. If any award granted pursuant to the 2000 Employee Plan expires or terminates without being exercised in full, the unexercised shares released from such award will again become available for issuance under the 2000 Employee Plan. The number of shares available for future grant and previously granted but unexercised awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 2000 Employee Plan.

     Plan Administration. The 2000 Employee Plan is administered by a committee of three or more members of the Board or if the Board has not designated a committee, the Board will constitute the committee and administer the 2000 Employee Plan. The committee may delegate all or any part of its responsibilities under the 2000 Employee Plan to officers or other persons for purposes of determining and administering awards.

     Eligibility. Employees of the Company and its affiliates (who are not directors of the Company) are eligible to receive awards under the 2000 Employee Plan. Awards may be granted by the committee to any individuals or entities who are not employees of the Company, but who provide services to the Company or its affiliates as a consultant or adviser.

     Non-Qualified Stock Options. Non-qualified stock options may be granted under the 2000 Employee Plan. The exercise price of an option is determined by the committee. The exercise price for stock options may not be less than 100% of the fair market value of the Company's common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine. No more than 500,000 shares of common stock underlying stock options and stock appreciation rights may be granted to any one person in any year. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in the Company's common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in each stock option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

     Stock Appreciation Rights and Performance Shares. The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted. The price specified by the committee must be at least 100% of the fair market value of the Company's common stock on the date the right is granted. No more than 500,000 shares of stock underlying stock appreciation rights and stock options may be awarded to any one person in any year. Performance shares entitle the recipient to payments in amounts determined by the committee based upon the achievement of specified performance targets during a specified term. No person may receive performance shares relating to more than 500,000 shares of the Company's common stock in any year. Payments with respect to stock appreciation rights and performance shares may be paid in cash, shares of the Company's common stock, or a combination of cash and shares, as determined by the committee.

     Restricted Stock and Other Stock-Based Awards. The committee may grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in each restricted stock agreement. No award of restricted stock may vest earlier than one year from the date of grant, except as provided in each restricted stock agreement. No more than 400,000 of the shares of common stock subject to the 2000 Employee Plan may be granted as restricted stock subject to performance conditions or subject to other stock-based awards.

     Acceleration of Awards, Lapse of Restrictions, Forfeiture. The committee may provide in an award agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance shares is determined in the event of a fundamental change in the corporate structure of the Company, upon a change of control of the Company or upon a recipient's death, disability or retirement. If a recipient's employment or other relationship with the Company or its affiliates is terminated for any reason, then any unexercised portion of such employee's award will generally be forfeited, except as provided in that employee's award agreement or by the committee.

     Adjustments, Modifications, Termination. The 2000 Employee Plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the limitations on the number and type of securities that may be issued to an individual participant, the exercise price of outstanding stock options, and performance targets for, and payments under, outstanding awards of performance shares upon a merger, recapitalization, stock dividend, stock split or similar change affecting the Company. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee. The 2000 Employee Plan also gives the Board the right to terminate, suspend or modify the 2000 Employee Plan. Amendments to the 2000 Employee Plan are subject to shareholder approval, however, only if needed to comply with any applicable law or regulation. Termination, suspension or modification of the 2000 Employee Plan generally may not materially and adversely affect any right an individual participant may have acquired before the termination, suspension or modification, unless otherwise provided in that individual's award agreement, or otherwise, or required by law. The Company (with the approval of the committee) may amend any agreement covering an award granted under the 2000 Employee Plan unless the committee determines that the amendment would be materially adverse to the recipient and is not required by law. Under the 2000 Employee Plan, the committee generally may cancel outstanding stock options and stock appreciation rights in exchange for the payment of cash or other consideration to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges or similar events involving the Company.

INFOACCESS PLANS

     In connection with the acquisition of InfoAccess, Inc. by the Company on September 29, 1999, the Company assumed the (1) InfoAccess, Inc. 1990 Stock Option Plan (the "InfoAccess 1990 Plan") and (2) InfoAccess, Inc. 1995 Stock Option Plan (the "InfoAccess 1995 Plan" and together with the InfoAccess 1990 Plan, the "InfoAccess Plans"). The InfoAccess 1990 Plan was approved by the InfoAccess, Inc. shareholders on July 26, 1991 and the InfoAccess 1995 Plan was approved by the InfoAccess, Inc. shareholders on May 10, 1995, but the InfoAccess Plans have not been approved by the shareholders of the Company.

     Shares Subject to the InfoAccess Plans. As of March 31, 2002, (a) 260,245 shares of the Company's common stock were subject to outstanding awards granted under the InfoAccess 1990 Plan and no shares remained available for future award grants under the InfoAccess 1990 Plan and (b) 126,303 shares of the Company's common stock were subject to outstanding awards granted under the InfoAccess 1995 Plan. No additional stock options may be granted under either of the InfoAccess Plans.

     Plan Administration. The InfoAccess 1990 Plan is administered by the compensation committee of the Board, unless the compensation committee is not duly constituted at which time the Board may administer the InfoAccess 1990 Plan. The InfoAccess 1995 Plan is administered by the Board or a committee appointed by the Board. The Board or committee has the authority, subject to the terms of the specific InfoAccess Plan, to interpret provisions of that InfoAccess Plan and the options granted under them and to adopt rules and regulations for administering that InfoAccess Plan.

     Eligibility. All employees of InfoAccess were eligible to receive option grants under the InfoAccess Plans prior to their adoption by the Company. Non-statutory stock options could also be granted under the InfoAccess 1995 Plan prior to its adoption by the Company to individuals or entities that were not employees of InfoAccess, Inc., but that provided services to InfoAccess, Inc. or its affiliates as consultants or independent contractors.

     Types of Awards under the InfoAccess Plans. Both incentive stock options and non-statutory stock options could be granted under both of the InfoAccess Plans. The exercise price of an option was determined by the committee of the board of directors of InfoAccess, Inc. administering the InfoAccess Plans at the time of the grant. The exercise price for incentive stock options under the InfoAccess 1990 Plan and all options under the InfoAccess 1995 Plan could not be less than 100% of the fair market value of the shares on the date of the grant. The exercise price for incentive stock options granted to persons who beneficially owned 10% or more of the outstanding stock of InfoAccess, Inc. at the time of the grant could not be less than 110% of the fair market value of the shares on the date of grant. The exercise price for non-qualified stock options under the InfoAccess 1990 Plan may be less than, equal to or greater than the fair market value of the common stock of InfoAccess, Inc. on the date the option was granted. The number of shares and purchase price of each recipient's option grant has been adjusted to reflect the exchange ratio of InfoAccess, Inc. shares for the Company's shares in the merger of the companies. Stock options were granted and may be exercised at such times as the committee of the board of directors of InfoAccess, Inc. administering the InfoAccess Plans at the time of the grant determined; however, under the InfoAccess 1995 Plan, if no exercise schedule is set forth in a recipient's agreement, 25% of the shares subject to the option shall vest two years following the start of the recipient's continuous relationship with the Company, and an additional 25% of the shares subject to the option shall vest following each additional year of the recipient's continuous relationship with the Company. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash or the committee may, subject to approval by the Board, permit recipients of stock options to deliver a promissory note as full or partial payment for the exercise of a stock option. In addition, under the InfoAccess 1995 Plan, shares may be purchased in the Company's common stock, that a recipient has held at least six months, having a fair market value on the date the option is exercised equal to the option price of the stock being purchased.

  Termination of Employment or Relationship.

     InfoAccess 1990 Plan. If a recipient's employment with the Company or its affiliates is terminated, then any unexercised portion of such recipient's option grants will be forfeited, except as provided in the InfoAccess 1990 Plan or such recipient's option agreement; provided that: (a) if a recipient's employment with the Company or its affiliates is terminated by such recipient's death while such recipient is an employee of the Company or its affiliates, or during the period in which options granted under the InfoAccess 1990 Plan may be exercised due to the termination of such recipient's employment based on such recipient's dismissal other than for cause, disability or qualified retirement, such recipient's legal representative may exercise vested but unexercised options granted to that recipient under the InfoAccess 1990 Plan for a period of one year after that recipient's death, subject to the expiration of the option under the terms of such recipient's option agreement; (b) if a recipient's employment with the Company or its affiliates is terminated by such recipient's dismissal (other than for cause, as defined in the InfoAccess 1990 Plan) or qualified retirement, such recipient may exercise vested but unexercised options granted under the InfoAccess 1990 Plan for a period of three months after such recipient's termination date, subject to the expiration of the option under the terms of such recipient's agreement; and (c) if a recipient's employment with the Company or its affiliates is terminated by such recipient's disability, as defined in the InfoAccess 1990 Plan, such recipient may exercise vested but unexercised options granted under the InfoAccess 1990 Plan for a period of one year after such recipient's termination date, subject to the expiration of the option under the terms of such recipient's agreement.

     InfoAccess 1995 Plan. If a recipient's relationship with the Company or its affiliates is terminated for any reason other than for cause (as defined in the InfoAccess 1995 Plan), death or total disability, then any portion of the recipient's option grant that is vested but unexercised may be exercised for a period of thirty days following the termination of employment, unless the option by its terms expires earlier, and except as otherwise provided in the InfoAccess 1995 Plan or such recipient's agreement. If a recipient's relationship with the Company or its affiliates is terminated for cause, as defined in the InfoAccess 1995 Plan, such recipient's options granted under the InfoAccess 1995 Plan will automatically terminate as of the first discovery by the Company of any reason for that recipient's termination for cause. If a recipient's employment with the Company or its affiliates is terminated by such recipient's total disability, as defined in the InfoAccess 1995 Plan, such recipient may exercise vested but unexercised options granted under the InfoAccess 1995 Plan for a period of three months after such recipient's termination date, subject to the expiration of the option under the terms of such recipient's agreement. If a recipient's employment with the Company or its affiliates is terminated by such recipient's death while an employee of the Company or its affiliates, or during the period in which options granted under the InfoAccess 1995 Plan may be exercised due to the termination of such recipient's employment with the Company or its affiliates other than for cause (as defined in the InfoAccess 1995 Plan) or such recipient's total disability, such recipient's legal representative may exercise vested but unexercised options granted to that recipient under the InfoAccess 1995 Plan for a period of one year after that recipient's death, subject to the expiration of the option under the terms of such recipient's option agreement.

     Adjustments and Modifications. The InfoAccess 1995 Plan provides that each option will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. The InfoAccess 1990 Plan gives the committee discretion to adjust the kind and number of shares subject to outstanding grants, and the exercise price of outstanding stock options upon mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits, combinations of shares, exchanges of shares, or similar changes affecting the Company. The InfoAccess Plans each give the Board the right to terminate, suspend, or modify the corresponding InfoAccess Plan as long as the rights and obligation related to outstanding option grants are not adversely affected.

MERRILL LYNCH WARRANTS

     In February 2000, the Company issued Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") a warrant with a five-year term in exchange for various product related marketing services. The warrant entitles Merrill Lynch to purchase up to 150,000 shares of the Company's common stock at an exercise price of $35.89 per share. As of March 31, 2002, 112,500 shares have vested and the remaining 37,500 shares vest on February 22, 2003. The purchase price for common stock purchased upon the exercise of the warrant may be payable by certified bank check or by canceling a portion of the common stock to be purchased by Merrill Lynch under the warrant and using the proceeds from difference between the fair market value of the cancelled shares and the exercise price of such cancelled shares to pay for the remaining shares. Merrill Lynch may transfer the warrant provided that a registration statement under the Securities Act covering the warrant or its underlying shares remains effective or Merrill Lynch delivers an opinion of counsel that a transfer of the warrant or the underlying shares is exempt from registration under the Securities Act and applicable state securities laws. The number of shares is subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the warrant.

     In June 2000 and September 2000, the Company issued Merrill Lynch additional warrants with a five-year term in exchange for various product related marketing services. These warrants entitle Merrill Lynch to purchase up to an aggregate of 50,000 shares of the Company's common stock at an exercise price of $41.2125 per share and up to an aggregate of 25,000 shares of the Company's common stock at an exercise price of $45.925 per share. As of March 31, 2002, all shares have vested. The purchase price for common stock purchased upon the exercise of the warrants may be payable by certified bank check or by canceling a portion of the common stock to be purchased by Merrill Lynch under the warrant and using the proceeds from difference between the fair market value of the cancelled shares and the exercise price of such cancelled shares to pay for the remaining shares. Merrill Lynch may transfer the warrants provided that a registration statement under the Securities Act covering the warrants or their underlying shares remains effective or Merrill Lynch delivers an opinion of counsel that a transfer of the warrants or the underlying shares are exempt from registration under the Securities Act and applicable state securities laws. The number of shares is subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the warrants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Stock Option and Compensation Committee consists of Messrs. Ferro, Jr., Holec and Waldron. There were no "interlocks" within the meaning of the rules and regulations of the Commission.

EMPLOYMENT AGREEMENTS

     In August 1999, the Company entered into an employment agreement with Robert F. Olson, Chief Executive Officer of the Company, through March 31, 2000. Thereafter, the employment agreement is automatically renewed for one-year periods unless the Company gives written notice to terminate in accordance with the employment agreement. The employment agreement was extended through March 31, 2002. Mr. Olson receives an annual base salary of $100,000, subject to annual increases, and has the opportunity to earn performance-related bonuses. Pursuant to this agreement, Mr. Olson has agreed not to compete with the Company for a one-year period after any termination of employment. In the event of his termination without cause, Mr. Olson will be entitled to receive severance compensation equal to one year of his then current base salary.

     In October 2001, the Company entered into an employment agreement with Vernon J. Hanzlik as President and Chief Executive Officer of the Company, which, through automatic renewal has been extended until March 31, 2003. Mr. Hanzlik receives an annual base salary of $240,000, subject to annual increases, plus annual performance bonuses of up to $160,000. Mr. Hanzlik has agreed not to compete with the Company during his employment and for a period of six months following his termination of employment. In the event of a change in control or his termination of employment without cause, Mr. Hanzlik will receive severance pay equal to 180 days of his then current base salary.

     In April 2001, the Company entered into an employment agreement with Gregg
A. Waldon as Chief Financial Officer, Treasurer and Secretary of the Company, which under its terms ran through March 31, 2002. Since then, the Company has entered into two employment agreement addendums, the first of which extended the term of Mr. Waldon's employment agreement to June 30, 2002, and the second of which extends the term to July 31, 2002. Mr. Waldon receives an annual base salary of $165,000, subject to annual increases, plus annual performance bonuses of up to $60,000. Effective April 1, 2002, Mr. Waldon's annual bonus potential was increased to $80,000. Mr. Waldon has agreed not to compete with the Company during his employment and for a period of six months following his termination of employment. In the event of a change in control or his termination of employment without cause, Mr. Waldon will receive severance pay equal to 180 days of his then current salary.

     In May 2001, to be effective as of April 2001, the Company entered into an employment agreement with Scott D. Norder as President of the Company's Information Exchange Division and Vice President, Strategy of the Company, which under its terms ran through March 31, 2002. Under the agreement, Mr. Norder was to receive an annual base salary of $200,000, subject to annual increases, plus annual performance bonuses of up to 50 percent of his base salary. Mr. Norder agreed not to compete with the Company during his employment and for a period of 9 months following his termination of employment.

     In June 2000, the Company entered into an employment agreement with Robin
L. Pederson as Vice President of Worldwide Sales of the Company, which under its terms ran through July 24, 2002. Under the agreement, Mr. Pederson was to receive an annual base salary of $175,000, subject to annual increases, plus annual performance bonuses of up to $125,000. Mr. Pederson agreed not to compete with the Company during his employment and for a period of twelve months following his termination of employment.

     In April 2001, the Company entered into an employment agreement with Daniel
P. Ryan as Vice President of Marketing of the Company, which under its terms ran through March 31, 2002. Since then, the Company has entered into two employment agreement addendums, the first of which extended the term of Mr. Ryan's employment agreement to June 30, 2002, and the second of which extends the term to July 31, 2002. Mr. Ryan receives an annual base salary of $175,000, subject to annual increases, plus annual performance bonuses of up to $60,000. Effective April 1, 2002, Mr. Ryan's annual bonus potential was increased to $80,000. Mr. Ryan has agreed not to compete with the Company during his employment and for a period of six months following his termination of employment. In the event of a change in control or his termination of employment without cause, Mr. Ryan will receive severance pay equal to 180 days of his then current salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 2001, Stellent entered into a note receivable of $3,500,000 with a distributor. Through March 2002, the distributor had paid the minimum payments required under the note receivable with its own cash, and at the end of March 2002, it paid off the remaining note receivable with short-term bridge financing. The distributor completely repaid this short-term bridge financing in April 2002 through a traditional banking relationship. The short-term bridge financing was provided at normal market rates by Beartooth Capital, a venture financing organization controlled and funded by Robert Olson, a shareholder and chairman of Stellent. There was no relationship prior to the bridge financing, and there is no existing relationship between Beartooth Capital and the distributor. Furthermore, Stellent provided no compensation or guarantees to Beartooth Capital or Robert Olson for the short-term bridge financing, nor was Stellent otherwise involved in this transaction.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board (the "Committee") generally has made decisions on compensation of the Company's executives. Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Committee addressing the compensation policies for the Company for the year ended March 31, 2002 as they affected the Company's executive officers.

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Committee of executive management's performance, as well as market conditions.

     Awards of stock grants under the Company's stock incentive plans (the "Plans") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives and other key employees. The Plans also permit the Committee to grant stock options to other key personnel.

     The Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     The Committee evaluates the performance and establishes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation package data discussed above and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company. In addition, the Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction and growth objectives. Any incentive compensation is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board. Factors considered by the Committee in determining the Chief Executive Officer's base salary and cash bonus, if any, are not subject to any specific weighting factor or formula. In determining the Chief Executive Officer's base salary for fiscal year 2002 as reported in the Summary Compensation Table, the Committee considered the comparative compensation data and performance factors discussed above.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

                                          COMPENSATION AND STOCK
                                          OPTION COMMITTEE
                                          Michael W. Ferro, Jr., Chairman
                                          Kenneth H. Holec
                                          Steven C. Waldron

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The comparative stock performance graph below compares the cumulative shareholder return on the common stock of the Company for the period from March 31, 1997 through March 31, 2002 with the cumulative total return on (i) the CRSP Total Return Index for the Nasdaq Stock Market (US) and (ii) the Nasdaq Computer & Data Processing Services Stocks Index. The table assumes the investment of $100 in the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stocks Index on March 31, 1997, and the reinvestment of all dividends through the last trading day of the years ended March 31, 1998, March 31, 1999, March 31, 2000, March 31, 2001 and March 31, 2002.
[PERFORMANCE GRAPH]

                                                                            CRSP TOTAL RETURN INDEX      NASDAQ COMPUTER & DATA
                                                                             FOR THE NASDAQ STOCK      PROCESSING SERVICES STOCKS
                                                    STELLENT, INC.                MARKET (US)                    INDEX
                                                    --------------          -----------------------    --------------------------
March 31, 1997                                              100                         100                         100
March 31, 1998                                          135.135                     151.573                     174.881
March 31, 1999                                          178.378                     204.794                     284.795
March 31, 2000                                          994.595                     380.907                     512.585
March 31, 2001                                          517.578                     152.338                     174.359
March 31, 2002                                          208.216                     153.408                     177.599

----------------------------------------------------------------------------------------------------------------------------
                                              MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,
                                                1997         1998         1999         2000         2001         2002
----------------------------------------------------------------------------------------------------------------------------
    Stellent, Inc.                            $100.000     $135.135     $178.378     $994.595     $517.578     $208.216
----------------------------------------------------------------------------------------------------------------------------
    CRSP Total Return Index for the Nasdaq
    Stock Market (US)                         $100.000     $151.573     $204.794     $380.907     $152.338     $153.408
----------------------------------------------------------------------------------------------------------------------------
    Nasdaq Computer & Data Processing
    Services Stocks Index                     $100.000     $174.881     $284.795     $512.585     $174.359     $177.599
----------------------------------------------------------------------------------------------------------------------------

                                 PROPOSAL NO. 2

                      APPROVAL OF THE AMENDED AND RESTATED
                        1997 DIRECTOR STOCK OPTION PLAN

INTRODUCTION

     On December 1, 1997, the Board unanimously approved the 1997 Director Stock Option Plan (the "Plan") and 300,000 shares of common stock were reserved for issuance under the Plan. The Plan was approved by the Company's shareholders on September 16, 1998. On July 21, 2002, the Board approved an amendment to the Plan to clarify the purpose of the Plan and subject to shareholder approval, to increase the number of shares reserved for issuance under the Plan by 200,000, to 500,000 shares.

     As of June 30, 2002, awards (net of exercised, canceled or expired awards) covering an aggregate of 300,000 shares of the Company's common stock had been granted under the Plan, and no shares (except for any shares that might in the future be returned to the Plan as a result of cancellations or expiration of awards) remained available for future grant under the Plan. During the fiscal year ended March 31, 2002, the Company, under the Plan, granted to all current directors options to purchase an aggregate of 80,000 shares at an average exercise price of $19.05 per share at exercise prices ranging from $13.59 to $21.210 per share.

     The Board believes that the Plan promotes long-term shareholder value by enhancing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors and by aligning the interests of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries with the interests of the shareholders of the Company.

     By adding 200,000 shares to the Plan, the Board believes that awards available under the amended Plan will allow the Company to continue to attract and retain the services of experienced and knowledgeable directors.

     If the shareholders fail to approve this proposal, the Plan will remain in effect as it existed immediately prior to the amendment. In that case, the Company would be limited to issuing no more than 300,000 shares of the Company's common stock in total pursuant to awards made under the Plan.

     A complete text of the Plan is set forth as Exhibit A to this Proxy Statement. The brief summary of the Plan, which follows, is qualified in its entirety by reference to the complete text.

GENERAL

     The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging share ownership by members of the Board of Directors who are not employees of the Company or any of its subsidiaries, in order to promote long-term shareholder value through continuing ownership of the Company's common stock. The Plan provides that the Board may award nonqualified stock options to purchase shares of common stock to members of the Board who are not employees of the Company or any of its subsidiaries. The number of shares of common stock that may be issued under the Plan if this amendment is approved may not exceed 500,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. The Company currently has four directors that are eligible for awards under the Plan.

STOCK OPTION GRANTS

     The Plan confers on the Board discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The term of an option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable upon the removal of the optionee from the Board without cause or in the event of specified changes in corporate control. The option price may be paid in cash, check, by delivery of shares of common stock valued at their fair market value at the time of purchase, or by a combination of the above. In the event that an optionee ceases to be a non-employee director for a reason other than death, any stock option or unexercised portion thereof which was otherwise exercisable on the date the optionee ceases to be a non-employee director shall expire six months after such date, but in no event after the option would otherwise have expired under the Plan. If an optionee dies, any stock option or unexercised portion thereof which was otherwise exercisable on the date of death may be executed by his or her executors, administrators, heirs or distributees within one year after the date of death, but in no event after the option would otherwise have expired under the Plan.

     All awards granted under the Plan have been in the form of options to purchase common stock of the Company. For each of the Named Directors and the group indicated, the following table presents (i) the number of shares of common stock subject to options granted under the Plan from its inception through June 30, 2002 and (ii) the weighted average exercise price payable per share under such options. Through June 30, 2002, 50,000 shares have been exercised under the Plan.

                                                                                  WEIGHTED AVERAGE
                                                                  NUMBER OF        EXERCISE PRICE
                     NAME AND POSITION                          OPTION SHARES    OF GRANTED OPTIONS
                     -----------------                          -------------    ------------------
Michael W. Ferro, Jr.                                               55,000             $14.07
Kenneth H. Holec                                                    65,000             $24.36
Raymond A. Tucker                                                   55,000             $14.44
Steven C. Waldron                                                   75,000             $21.12
All current directors, as a group                                  250,000             $18.94

NON-TRANSFERABILITY

     No stock option granted under the Plan will be transferable by its holder except, in the event of the holder's death, by will or the laws of descent and distribution.

AMENDMENT OF THE PLAN

     The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, become effective without shareholder approval if such approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act. In addition, no amendment to the Plan may materially and adversely affect any right of any optionee with respect to an outstanding option without such optionee's written consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock under the Plan by United States citizens. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof, all as currently in effect. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder's particular status. Under existing Federal income tax provisions, a participant who receives a stock option under the Plan that is subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such option is granted.

     A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the Plan. At the time of exercise of a nonqualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

MARKET PRICE OF COMMON STOCK

     The closing market price of the Company's common stock as of July 24, 2002 was $4.64 per share.

VOTING RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
              AMENDED AND RESTATED 1997 DIRECTOR STOCK OPTION PLAN

                                 PROPOSAL NO. 3

                            APPOINTMENT OF AUDITORS

     Grant Thornton LLP, independent certified public accountants, have been the auditors for the Company since February 1998. Upon recommendation of the Audit Committee, the Board of Directors again has selected Grant Thornton LLP to serve as the Company's auditors for the year ending March 31, 2003, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

     A representative of Grant Thornton LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

     During the fiscal year ended March 31, 2002, the Company paid the following fees to Grant Thornton LLP, its independent auditors:

             FINANCIAL INFORMATION SYSTEMS
AUDIT FEES   DESIGN AND IMPLEMENTATION FEES   ALL OTHER FEES
----------   ------------------------------   --------------
 $346,000                  $0                    $103,000

     The audit fees above include fees for the year-end audit of the Company and related expenses, as well as quarterly reviews and on-going assistance with accounting and financial reporting matters.

     All other fees include tax services, an audit of an employee benefit plan, and assistance with acquisitions and other regulatory filings.

     The Audit Committee considered whether the auditors' provision of non-audit services to the Company is compatible with the auditor's independence.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders and desired to be included in the Company's Proxy Statement for that meeting must be received by the Company at its principal executive office no later than April 26, 2003 in order to be included in such Proxy Statement. Any other shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders received by the Company on or before June 6, 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Commission and Nasdaq. Officers, directors and greater than ten per cent shareholders are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended March 31, 2002 its officers, directors and greater than ten per cent beneficial owners complied with all applicable Section 16(a) filing requirements except Mr. Olson, who had one late filing.

                               ADDITIONAL MATTERS

     The Annual Report of the Company for the fiscal year ended March 31, 2002, including financial statements, is being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the proxies named therein in accordance with their best judgment will vote the shares represented by the proxies solicited by the Board of Directors.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     SHAREHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S 10-K ANNUAL REPORT FILED WITH THE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2002 MAY DO SO WITHOUT CHARGE BY WRITING TO GREGG A. WALDON, SECRETARY, AT THE COMPANY'S OFFICE, 7777 GOLDEN TRIANGLE DRIVE, EDEN PRAIRIE, MINNESOTA 55344.

                                                                       EXHIBIT A

                                 STELLENT, INC.
                        1997 DIRECTOR STOCK OPTION PLAN
                           (AS AMENDED AND RESTATED)

     1. PURPOSE. The purpose of the Stellent, Inc. 1997 Director Stock Option Plan (the "Plan") is to advance the interests of Stellent, Inc. (the "Company") and its shareholders by enhancing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors and by aligning the interests of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries with the interests of the shareholders of the Company.

     2. ADMINISTRATION. The plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     3. PARTICIPATION. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 5 below.

     4. AWARDS UNDER THE PLAN.

          (a) Awards under the Plan shall include only Options, which are rights to purchase common stock of the Company, having $.01 par value (the "Common Stock"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

          (b) There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 500,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below. If any Option is canceled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options..

          (c) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the
     Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     5. NONQUALIFIED STOCK OPTIONS. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

          (a) The Option exercise price shall be the "Fair Market Value" (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Fair Market Value shall be the closing sales price of a share of Common Stock on the date of grant as reported on the Nasdaq

     Market or, if the Nasdaq Market is closed on that date, on the last preceding date on which the Nasdaq Market was open for trading, but in no event will such Option exercise price be less than the par value of the Common Stock.

          (b) The Board shall determine the number of shares of Common Stock subject to each Option granted to Non-Employee Directors and, subject to
     Section 5(d) hereof, the vesting schedule of each such Option. Notwithstanding the foregoing, once such Options become outstanding, a Non-Employee Director will still be entitled to the anti-dilution adjustments provided for in Section 6 hereof.

          (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

          (d) Options shall not be exercisable:

             (i) except pursuant to the vesting schedule established by the Board of Directors and after the expiration of ten years from the date it is granted. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full: (i) upon the removal of the Non-Employee Director from the Board without cause; or (ii) in the event of a "change in control" of the Company, as defined in any existing agreements between the Company and its senior officers.

             (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a Fair Market Value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

             (iii) unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

                (A) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within six months of the date he ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any Common Stock as to which he could have exercised on the date he ceased to be such a Non-Employee Director; or

                (B) if any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares subject to the Option.

     6. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of substantially all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

     7. MISCELLANEOUS PROVISIONS.

          (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

          (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

          (c) Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

          (d) It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

          (e) The expenses of the Plan shall be borne by the Company.

          (f) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

          (g) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

     8. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

     9. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur upon the adoption of a resolution of the Board terminating the Plan or ten years from the date the Plan is initially approved and adopted by the shareholders of the Company. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

     10. EFFECTIVE DATE OF PLAN. The Plan will become effective on the date that it is approved by the affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Company's Special Meeting of Shareholders.

                                 STELLENT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, SEPTEMBER 4, 2002
                                     3:30 PM


                            MARRIOTT SOUTHWEST HOTEL
                              MINNETONKA, MINNESOTA





STELLENT, INC.
7777 GOLDEN TRIANGLE DRIVE, EDEN PRAIRIE, MN 55344                         PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, FOR approval of the amendment and restatement of the Stellent, Inc. 1997 Director Stock Option Plan to increase the aggregate number of shares of common stock authorized to be issued thereunder from 300,000 to 500,000 shares, and FOR the ratification of Grant Thornton LLP as independent auditors for the fiscal year 2003.

By signing the proxy, you revoke all prior proxies and appoint Vernon J. Hanzlik and Gregg A. Waldon, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      See reverse for voting instructions.

                             - Please detach here -


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election        01 Robert F. Olson      03 Michael W. Ferro, Jr.   05 Raymond A. Tucker   [ ]   Vote FOR     [ ]   Vote WITHHELD
    of directors:   02 Vernon J. Hanzlik    04 Kenneth H. Holec        06 Steven C. Waldron         all nominees       from all
                                                                                                    (except as         nominees
                                                                                                     marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.  Approve the amendment and restatement of the 1997 Director Stock Option       [ ]   For        [ ]   Against       [ ]   Abstain
    Plan to increase the aggregate number of shares of common stock authorized to be issued thereunder from 300,000 to 500,000 shares.

3.  Ratification of the appointment of Grant Thornton LLP as independent          [ ]   For        [ ]   Against       [ ]   Abstain
    auditors for the Company for fiscal year March 31, 2003.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]
Indicate changes below:

                                                Date
                                                     ---------------------------






                                    --------------------------------------------

                                    Signature(s) in Box

                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.